UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

PILGRIM BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55290	46-5110553
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 South Main Street, Cohasset, Massachusetts	02025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 383-0541

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Pilgrim Bancshares, Inc. (the “Company”) was held on December 11, 2018.  The matter listed below were submitted to a vote of the stockholders and the proposals are described in detail in the proxy statement filed with the Securities and Exchange Commission on October 29, 2018.  The final results of the stockholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement and Merger with Hometown Financial Group, MHC and Hometown Financial Group, Inc.

The stockholders approved and adopted the Agreement and Plan of Merger, dated as of July 25, 2018, by and among Hometown Financial Group, MHC, Hometown Financial Group, Inc. and Pilgrim Bancshares, Inc. (the “merger agreement”), pursuant to which Pilgrim Bancshares will merge with Hometown Financial Group Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Hometown Financial formed solely to facilitate the merger, with Pilgrim Bancshares as the surviving entity (the “merger”), and immediately thereafter Pilgrim Bancshares will merge with and into Hometown Financial (the “second step merger”), and upon consummation of the merger and the second step merger, Hometown Financial will maintain Pilgrim Bank, the wholly owned subsidiary of Pilgrim Bancshares, as a separate stand-alone bank subsidiary of Hometown Financial, as follows:

For	1,686,200
Against	105
Abstain	4,943
Broker non-votes	0

Proposal 2 – Approval of Adjournment of Special Meeting

The proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes present at the special meeting in person or by proxy to approve and adopt the Agreement and Plan of Merger and the merger, was not considered by stockholders based on the approval of Proposal 1 at the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PILGRIM BANCSHARES, INC.

DATE: December 11, 2018	By:	/s/ Francis E. Campbell
Francis E. Campbell
President and Chief Executive Officer